Exhibit 10.13

Equity Transfer Agreement

The Equity Transfer Agreement (hereinafter referred to as the “Agreement”) is entered into between the following parties in Shenzhen, Guangdong, the PRC, on July 3, 2018:

Transferor: Tang Jianping (hereinafter referred to as “Party A”)

ID No.: 510103196410073459

Address: Room 303, Building 2, Qingwu Road, Science and Technology Park, Nanshan

District, Shenzhen City, Guangdong Province, China

Transferee: Guangdong Fanhua Puyi Asset Management Co., Ltd. (hereinafter referred to as “Party B”)

Unified LC Code: 91440300069264493C

Registered address: Unit 1901, Luohu Business Center, No. 2028 Shennan East Road,

Dongmen Sub-district, Luohu District, Shenzhen City

Legal Representative: Long Yubo

Whereas:

1. Shenzhen Qianhai Zhonghui Huiguan Investment Management Co., Ltd. (hereinafter referred to as “joint venture”) was registered for establishment and obtained the Business License for Enterprise Legal Person with the business registration number of 440301114885219 on January 13, 2016.

2. The registered capital of the joint venture was RMB 10 million. Party A subscribed for RMB 9.9 million and held 99% of the equity and the natural person Hu Jing subscribed for RMB 100,000 and held 1% of the equity.

3. After the establishment of the joint venture, the shareholders have paid RMB 5 million registered capital in total based on their holding ratio. The joint venture is required to pay the remaining RMB 5 million registered capital.

4. As of June 30, 2018, the internal audit indicated that the Parties hereto recognized the net assets of the joint venture were RMB 3199329.35 (In words: three million one hundred and ninety nine thousand three hundred twenty nine point thirty five).

5. During the implementation of the aforesaid Joint Venture Contract, Party A intends to transfer 51% equity of the joint venture it holds to Party B in accordance with the adjustment of its business development strategy. Party B intends to agree to receive 51% equity of the joint venture under the terms of the Agreement.

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The Agreement is entered into through friendly negotiation between the Parties hereto on the aforementioned equity transfer matter for mutual obedience and performance pursuant to the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other laws, regulations and normative documents.

1. Target Equity

1.1 Based on the terms and conditions of the Agreement, Party A shall transfer 51% equity of the joint venture it holds (corresponding to a capital contribution of RMB 5.1 million, hereinafter referred to as “target equity”) to Party B, and Party B agrees the transfer of the target equity.

1.2 The target equity transferred by Party A to Party B includes the relevant shareholder’s rights and interests pertaining to the equity, including but not limited to: shareholder voting right, shareholder’s profit and property distribution right, senior management appointment right, all rights enjoyed by Party A in the relevant documents such as Joint Venture Contract and Articles of Association; other shareholder’s rights and interests pertaining to the target equity.

2. Transfer Consideration

2.1 The target equity transferred by Party A to Party B and its subsidiary shareholders’ rights shall be 51% of the net assets, which is RMB 1,631,657.97 (In word: one million six hundred thirty one thousand six hundred fifty seven point ninety seven)(hereinafter referred to as “equity transfer price”); Party B shall, in addition to paying the equity transfer price to Party A, assume the obligations to pay the remaining register capital of RMB 2.55 million (In word: two million and five hundred fifty thousand) within the scope of the transfer of equity.

2.2 The payment time of Party B: The joint venture shall pay Party A the equity transfer price within 10 days from the date of execution of the target equity transfer agreement;

2.3 Party B shall remit the equity transfer price to the following receivable account of Party A in accordance with the provisions of Article 2.2:

Account name: Tang Jianping

Account number: 6217007200034989726

Bank of deposit: China Construction Bank Corporation Shenzhen Branch

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3. Tax of Transfer

3.1 Taxes incurred based on transfer of the target equity shall be assumed by the statutory tax paying obligator in accordance with relevant tax laws and regulations.

3.2 The business registration fee, equity transfer witness fee and other government expenses incurred based on transfer of the target equity shall be assumed by Party A.

4. Representation and Warranty of the Transferor

Party A and Party B made the following representation and warranty to Party B on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

4.1 Party A is legal entities lawfully established and existing pursuant to the laws of the People’s Republic of China with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party A and Party B.

4.2 Party A have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

4.3 Party A will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party A for execution of the Agreement and performance of the obligations hereunder.

4.4 Party A have complete exclusive right of disposal of the target equity. The target equity do not have any rights pledge or any other warranty rights or any other preemptive rights or other limitations of third-party rights.

5. Representation and Warranty of Party B

Party B made the following representation and warranty to Party A on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

5.1 Party B is a real entity lawfully established and existing pursuant to the laws of Hong Kong Special Administrative Region of the People’s Republic of China with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party B.

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5.2 Party B have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

5.3 Party B will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party B for execution of the Agreement and performance of the obligations hereunder.

5.4 Party B shall fulfill its shareholder’s capital contribution obligations in accordance with the Agreement and relevant provisions in the Articles of Association. Party B shall assume the obligation to pay the remaining registered capital of RMB 2.55 million.

6. Completion of Equity Transfer

6.1 Party A and Party B shall apply for handling the approval and filing of transfer of the target equity at relevant competent department of the government within 7 days since execution of the Agreement.

6.2 Party A and Party B shall jointly apply for handling the registration procedure for transfer of the target equity at the business registration authority within 7 days since the date of decision of agreeing to approval and filing of transfer of equity transfer by relevant competent department of the government to transfer the registration of the target equity under Party B.

6.3 The Parties hereto shall positively cooperate and facilitate the Company to positively cooperate with handling the approval, filing and business registration procedures for transfer of the target equity, including but not limited to providing necessary documents, proofs and data for handling the procedures.

7. Liability for Default

7.1 Any party violating any provision of the Agreement or making untrue representations or warranties hereunder shall constitute default. The defaulting party shall be liable for default against the observant party. The liability for default includes but is not limited to continued performance, payment of liquidated damages, compensation for loss and rescission of the Agreement based on the specific situation of default.

7.2 Unless otherwise specified in relevant provisions of the Agreement, the defaulting Party shall compensate for the direct loss incurred to another party out of default, including but not limited to arbitration fee for pursuit of the loss by the observant party (including but not limited to case hearing fee and handling fee, etc.), legal fare (including but not limited to case hearing fee, cost of preservation and execution fee, etc.), evaluation fee, audit fee, attorney fee and travel expense, etc.

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8. Governing Law and Dispute Resolution

8.1 Signing, interpretation and performance of the Agreement shall be applicable to the Chinese laws.

8.2 The Parties hereto shall first settle any dispute arising from or related to the Agreement through friendly negotiation. Should negotiation fail, Party A and Party B agreed to submit to the Shenzhen Arbitration Commission for arbitration.

9. Other conventions

9.1 The Agreement shall come into force upon being signed by the Parties hereto. Upon the effectiveness of the Agreement, the parties shall go through the formalities in relevant authorities of government to change registration in accordance with the law.

9.2 The Agreement is made in six copies, with each party holding one copy, and the remaining four shall be used for the approval, filing, registration and other formalities for equity transfer. Each copy shall have the same legal effect.

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Party A: Tang Jianping (Signature)

By:	/s/ Tang Jianping

Party B: Guangdong Fanhua Puyi Asset Management Co., Ltd. (Limited Partnership)

By:	/s/ Long Yubo

Name: Long Yubo

Legal Representative: Long Yubo

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